Exhibit 99.1

NEWS RELEASE

Richard F. Miles
President and CEO
FOR IMMEDIATE RELEASE	Geokinetics Inc.
(713) 850-7600

GEOKINETICS ANNOUNCES $80 MILLION

IN NEW PROJECTS AWARDS

Completes sea trials of world’s first-ever transportable 4C OBC crew

HOUSTON, TEXAS — June 7, 2010 — Geokinetics Inc. (NYSE AMEX: GOK) today announced that since the beginning of April, 2010, it has been awarded approximately $80 million in several new projects in South America, Central and West Africa and the United States. The company is also announcing the launching of its new Geotiger Series II highly transportable 4 component (4C) ocean bottom cable (OBC) crew to the Canadian Arctic.

Richard F. Miles, President and Chief Executive Officer, stated, “We are delighted to have secured this much new work in the past couple of months, which include acquisition projects in land, TZ shallow water and multi-client commitments in the Marcellus Shale play. These awards are in addition to the approximately $80 million in three shallow water OBC projects that we disclosed during the first quarter of 2010.

“We continue to experience an increased demand for our services, particularly in Latin America and the Far East, as well as for multi-client work in several of the shale plays in the U.S.  We are also working on several large contract opportunities that we still expect to be awarded within the next few weeks.  Our bidding activity remains brisk which keeps us cautiously optimistic that our backlog will continue to be supported by additional awards in the coming months.

“We are also pleased to announce that we have completed the sea trials of the world’s first “Air Transportable” 4C OBC crew. This unique crew is capable of being deployed worldwide within days to the most challenging E&P environments, be it land locked or ice locked. This is a logistical game changer for our E&P customers that utilizes state of the art Sercel’s SeaRay 4C OBC system and Geokinetics’ proprietary Geotiger Series II Marine Fleet with its automated handling systems.”

About Geokinetics Inc.

Geokinetics Inc. is a leading provider of seismic data acquisition, seismic data processing services and multi-client seismic data to the oil and gas industry worldwide. Headquartered in Houston, Texas, Geokinetics is the largest Western contractor acquiring seismic data onshore and in transition zones in oil and gas basins around the world. Geokinetics has the crews, experience and capacity to provide cost-effective world class data to our international and North American clients. For more information on Geokinetics, visit www.geokinetics.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Geokinetics expects, believes or anticipates will or may occur in the future are forward-looking statements.  These statements include but are not limited to statements about the business outlook for the year, backlog and bid activity, future contract awards, whether Geokinetics will be awarded the contracts on which it has bid, financial performance and statements with respect to future events.  These statements are based on certain assumptions made by Geokinetics based on management’s experience and perception of historical trends, industry conditions, market position, future operations, profitability, liquidity, backlog, capital resources and other factors believed to be appropriate.  Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Geokinetics, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to general economic conditions and conditions in the oil and gas industry, financial performance and results, job delays or cancellations, reductions in oil and gas prices, impact from severe weather conditions and other important factors that could cause actual results to differ materially from those projected, or backlog not to be completed, as described in the Company’s reports filed with the Securities and Exchange Commission. Backlog consists of written orders and estimates of Geokinetics’ services which it believes to be firm, however, in many instances, the contracts are cancelable by customers so Geokinetics may never realize some or all of its backlog which may lead to lower than expected financial performance.

Although Geokinetics believes that the expectations reflected in such statements are reasonable, it can give no assurance that such expectations will be correct.  All of Geokinetics’ forward-looking statements, whether written or oral, are expressly qualified by these cautionary statements and any other cautionary statements that may accompany such forward-looking statements.  Any forward-looking statement speaks only as of the date on which such statement is made and Geokinetics undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

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